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                                                                    EXHIBIT 99.3



WESTERN DIGITAL AND IBM SIGN DEFINITIVE AGREEMENT FOR HARD DISK DRIVE COMPONENT SUPPLY AND TECHNOLOGY, DESIGN LICENSING

RELATIONSHIP INTENDED TO COMBINE IBM'S INDUSTRY-LEADING GMR HEADS, DESIGNS, OTHER HDD COMPONENTS WITH WD'S HIGH-VOLUME HARD DISK DRIVE EXPERTISE

IRVINE, CA -June 14, 1998-Western Digital today announced it has signed a definitive agreement with IBM to enter into a broad-based hard disk drive component supply and technology and design licensing relationship, completing plans announced in early May. The definitive agreement will be final upon IBM's board of directors' approval to be obtained by the end of this month.

Under the agreement, IBM will supply Western Digital with its leading areal-density giant magnetoresistive (GMR) heads, as well as other electronic components which include IBM embedded firmware. Western Digital will use IBM technology and components--and in some cases, IBM HDD designs--in its family of WD Caviar desktop drives, simultaneous with IBM's deployment of these technologies and components.

Western Digital Chairman, President and Chief Executive Officer Chuck Haggerty said, "The technology and components made available to us through this wide-ranging agreement will help Western Digital re-establish and maintain time-to-market and time-to-volume leadership in the very competitive desktop hard drive industry. We look forward to rapidly developing desktop hard disk drives featuring IBM components and designs and introducing them before the middle of next calendar year."

Western Digital Corporation is a leader in information storage products and services. The company designs and manufactures hard drives for personal and enterprise-wide computing, and markets them to leading systems manufacturers and selected resellers under the Western Digital brand name. Western Digital is the first Fortune 500, multinational company to have been awarded company-wide ISO 9001 registration, linking all WD organizations with a consistent global standard for quality processes. The company was founded in 1970 and has long been noted for its storage and end-market systems-level design knowledge. The company's World Wide Web home page can be found at http://www.westerndigital.com.

IBM Storage Systems Division (SSD) offers customers worldwide a comprehensive range of industry-leading software and hardware storage products. These are offered through IBM, as well as a large network of IBM Business Partners and Original Equipment Manufacturers (OEMs). Headquartered in San Jose, Calif. SSD has worldwide responsibility for the development, manufacturing, marketing and field support for its storage products. SSD is a division of IBM Corporation headquartered in Armonk, New York. For more information abut IBM storage solutions, go to the World Wide Web at http://www.ibm.com/storage.



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This release contains forward-looking statements, including statements related to the supply of IBM components and the licensing of technology to Western Digital, utilization of such technology by Western Digital, and time-to-market and time-to-volume leadership in the desktop hard drive industry. These statements are based on current management expectations, and actual results may differ materially as a result of several factors, including: when and if the definitive agreement is approved by IBM's board of directors; successful delivery of the IBM technology pursuant to the agreement and successful incorporation of such technology in Western Digital's future products; future technology developments and other competitive factors in the hard drive industry; business conditions and growth in the personal computing industry; and other factors discussed in Western Digital's form 10-K for the year ended June 28, 1997, its recent form 10-Qs, and its other SEC filings. Neither Western Digital nor IBM undertakes any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of such statements.

IBM is a registered trademark of International Business Machines Corporation. All other trademarks are property of their respective owners.